UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): June 21, 2018

Conifer Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	001-37536	27-1298795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 West Merrill Street, Suite 200 Birmingham, MI 48009
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (248) 559-0840

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

Effective June 21, 2018, Conifer Holdings, Inc. (the "Company") entered into a $10 million senior credit facility with Huntington National Bank. Under the agreement, $10 million is immediately available to Conifer and its subsidiaries. The agreement has a maturity date of June 21, 2019 and bears interest at the London Interbank rate ("LIBOR") plus 2.75% per annum, payable monthly. The agreement includes several covenants, including but not limited to a minimum Tangible Net Worth, a minimum Fixed Charge Coverage Ratio, and minimum statutory Total Adjusted Capital levels. The new financing is intended to replace the Company's previous senior loan facility.

Item 7.01    Regulation FD Disclosure.

On June 25, 2018, the Company issued a press release announcing the agreement described above. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The information in this Item 7.01 and the attached exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly stated by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 99.1	Press Release Dated June 25, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2018	Conifer Holdings Inc.
	By:	/s/ BRIAN J. RONEY Brian J. Roney President